                                                                     EXHIBIT 4.2

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                          REGISTRATION RIGHTS AGREEMENT

                                  BY AND AMONG

                            PIONEER COMPANIES, INC.,

             PCI CHEMICALS CANADA COMPANY/SOCIETE PCI CHIMIE CANADA,

                              PIONEER AMERICAS LLC

                                       AND

                            THE PERSONS LISTED ON THE

                             SIGNATURE PAGES HEREOF

                          Dated as of December 31, 2001

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                                TABLE OF CONTENTS

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ARTICLE 1.    DEFINITIONS................................................     1

ARTICLE 2.    DEMAND REGISTRATION........................................     5

    SECTION 2.1    Request for Registration..............................     5

    SECTION 2.2    Notice of Demand Registrations........................     5

    SECTION 2.3    Effective Registration................................     6

    SECTION 2.4    Priority on Demand Registrations......................     6

ARTICLE 3.    PIGGYBACK REGISTRATIONS....................................     7

    SECTION 3.1    Holder Piggyback Registration.........................     7

    SECTION 3.2    Priority on Piggyback Registrations...................     7

ARTICLE 4.    SHELF REGISTRATION.........................................     8

    SECTION 4.1    Filing of Shelf Registration..........................     8

    SECTION 4.2    Shelf Registration Procedures.........................     9

ARTICLE 5.    STANDSTILL AND SUSPENSION PERIODS..........................     9

    SECTION 5.1    Company Standstill Period.............................     9

    SECTION 5.2    Suspension Period.....................................    10

    SECTION 5.3    Holder Standstill Period..............................    10

ARTICLE 6.    REGISTRATION PROCEDURES....................................    11

    SECTION 6.1    Company Obligations...................................    11

    SECTION 6.2    Holder Obligations....................................    15

ARTICLE 7.    INDEMNIFICATION............................................    16

    SECTION 7.1    Indemnification by the Companies......................    16

    SECTION 7.2    Indemnification by the Holders........................    17

    SECTION 7.3    Notice of Claims, Etc.................................    17

    SECTION 7.4    Contribution..........................................    18

    SECTION 7.5    Indemnification Payments..............................    18

    SECTION 7.6    Remedies..............................................    18

ARTICLE 8.    EXPENSES...................................................    19

ARTICLE 9.    CURRENT PUBLIC INFORMATION.................................    20

ARTICLE 11.   MISCELLANEOUS..............................................    20

    SECTION 11.1   Notice Generally......................................    20

    SECTION 11.2   Successors and Assigns................................    21

    SECTION 11.3   Amendments and Waivers................................    21

    SECTION 11.4   Severability..........................................    22

    SECTION 11.5   Headings..............................................    22

    SECTION 11.6   Governing Law.........................................    22

    SECTION 11.7   Counterparts..........................................    22

    SECTION 11.8   Entire Agreement......................................    22
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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    SECTION 11.9   Specific Performance..................................    22

    SECTION 11.10  Further Assurances....................................    22

    SECTION 11.11  Agreement and Declaration of Trust....................    22
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                                       ii

                          REGISTRATION RIGHTS AGREEMENT

            This REGISTRATION RIGHTS AGREEMENT ("this Agreement"), dated as of December 31, 2001, by and among Pioneer Companies Inc, a Delaware corporation ("Pioneer"), Pioneer Americas LLC, a Delaware limited liability company ("PA"), and PCI Chemicals Canada Company/Societe PCI Chimie Canada, an unlimited liability company organized in the Province of Nova Scotia, Canada ("PCICC"), and each of the other persons or entities signatory hereto (each of Pioneer, PA and PCICC are hereinafter sometimes referred to as a "Company" and collectively, the "Companies").

                              W I T N E S S E T H:

            WHEREAS, the Amended Joint Plan of Reorganization, dated as of September 21, 2001, of Pioneer and its subsidiaries as modified (the "Plan") was confirmed on November 28, 2001 by order of the United States Bankruptcy Court for the Southern District of Texas, Houston Division, in Case 01-38259-H3-11;

            WHEREAS, pursuant to the Plan, Pioneer will issue its common stock, par value $0.01 ("Common Stock"), in partial exchange for certain claims against PCICC and PA;

            WHEREAS, pursuant to the Plan, PA will issue the New Tranche A Indenture Notes, which notes will be guaranteed by Pioneer, PCICC and all of the other subsidiaries of Pioneer (the "Tranche A Guarantees") (the New Tranche A Indenture Notes, together with the Tranche A Guarantees, are hereinafter referred to as the "A Notes"), in each case, in partial exchange for certain claims against PCICC and PA; and

            WHEREAS, pursuant to the Plan, PCICC will issue the New Tranche B Notes, which notes will be guaranteed by Pioneer, PA and all of the other subsidiaries of Pioneer (the "Tranche B Guarantees") (the New Tranche B Notes, together with the Tranche B Guarantees, are hereinafter referred to as the "B Notes", and the B Notes, together with the A Notes, are hereinafter referred to as the "Notes"), in each case, in partial exchange for certain claims against PCICC and PA;

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and affirmed, the parties hereto, intending to be legally bound, hereby agree as follows:

                             ARTICLE 1. DEFINITIONS

      All capitalized terms used but not defined in this Agreement have the respective meanings assigned to such terms in the Plan. As used in this Agreement, the following capitalized terms (in their singular and plural forms, as applicable) have the following meanings:

      "A Notes" has the meaning assigned to such term in the recitals to this Agreement.

      "Action" has the meaning assigned to such term in Section 7.3.

      "Affiliate", with respect to the Companies or any other registrant under a Registration Statement, has the meaning assigned to such term in Rule 144(a)(1) of the Securities Act and, with respect to any Holder, means a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Holder.

      "Agreement" has the meaning assigned to such term in the introductory paragraph to this Agreement.

      "B Notes" has the meaning assigned to such term in the recitals to this Agreement.

      "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City, New York or Houston, Texas are authorized or obligated by law or executive order to close.

      "Commission" means the United States Securities and Exchange Commission and any successor United States federal agency or governmental authority having similar powers.

      "Common Stock" has the meaning assigned to such term in the recitals to this Agreement.

      "Company Standstill Period" has the meaning assigned to such term in
Section 5.1.

      "Company" and "Companies" has the meaning assigned to such terms in the introductory paragraph to this Agreement.

      "Confirmation Date" means the Effective Date (as such term is defined in the Plan) of the Plan as confirmed.

      "Demand Registration" has the meaning assigned to such term in Section
2.1.

      "Demand Request" has the meaning assigned to such term in Section 2.1.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the Commission thereunder.

      "Holder Shelf Offering" has the meaning assigned to such term in Section 4.2.

      "Holder" means each person or entity signatory hereto or Permitted Assignee which owns, by itself or with one or more of its Affiliates, 5% or greater of Pioneer's then outstanding Common Stock, provided, however, that at such time as any Holder, together with all of its Affiliates, shall cease to own at least 5% of Pioneer's then outstanding Common Stock such person or entity shall cease to be a "Holder" for purposes hereof.

      "Inspectors" has the meaning assigned to such term in Section 6.1(o).

      "Joining Holder" has the meaning assigned to such term in Section 2.2.

      "Loss" has the meaning assigned to such term in Section 7.1.

      "Material Adverse Effect" has the meaning assigned to such term in Section 2.4.

      "Material Disclosure Event" means, as of any date of determination, any pending or imminent event relating to Pioneer, which, in the determination of the Board of Directors of Pioneer upon advice of counsel (i) requires disclosure of material, non-public information relating to such event in any registration statement so that such registration statement would not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) requires disclosure of material, non-public information relating to such event in any Prospectus so that such Prospectus would not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) if publicly disclosed at the time of such event, would have a material adverse effect on the business, financial condition or prospects of Pioneer and the Company, in each case, believes that it has a bona fide business reason for preserving confidentiality.

      "NASD Rules" means the Rules of the Association set forth in the NASD Manual.

      "NASD" means the National Association of Securities Dealers, Inc.

      "NASDAQ" means the Nasdaq Stock Market.

      "New Tranche A Indenture Notes" has the meaning assigned to such term in the Plan

      "New Tranche B Notes" has the meaning assigned to such term in the Plan.

      "Notes" has the meaning assigned to such term in the recitals to this Agreement.

      "Notice and Questionnaire" means a duly executed, written notice delivered to Pioneer containing the information called for by the Selling Securityholder Notice and Questionnaire attached as Annex A to this Agreement.

      "Permitted Assignee" means (i) any Affiliate of any Holder who acquires Registrable Securities from such Holder or its Affiliates or (ii) any person or entity that acquires, in one or more contemporaneous transactions, from one or more Holders, at least 5% of Pioneer's then-outstanding shares of Common Stock, such percentage to be calculated immediately after such acquisition.

      "Plan" has the meaning assigned to such term in the recitals to this Agreement.

      "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act to the extent such prospectus is deemed to be part of the registration statement when it became effective), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

      "Records" has the meaning assigned to such term in Section 6.1(o).

      The terms "register" "registered" and "registration" means a registration effected by preparing and filing with the Commission a registration statement on an appropriate form in compliance with the Securities Act, and the declaration or order of the Commission of the effectiveness of such registration statement under the Securities Act.

      "Registrable Common Stock" means the shares of Common Stock issued to the Holders pursuant to the Plan; provided, however, that as to any Registrable Common Stock, such securities shall cease to constitute "Registrable Common Stock" for purposes of this Agreement if and when (i) a registration statement with respect to the sale of such securities shall have been declared effective by the Commission and such securities shall have been sold pursuant thereto in accordance with the intended plan and method of distribution therefor set forth in the final Prospectus forming part of such registration statement or (ii) such securities are no longer outstanding or (iii) such securities are distributed in accordance with the provisions of Rule 144 of the Securities Act (or any similar provision then in force) under the Securities Act or (iv) such securities have been transferred to the public free from any restrictions imposed by Rule 144 under the Securities Act and without the requirement of the filing of a registration statement covering such securities.

      "Registrable Notes" means the Notes issued to the Holders pursuant to the Plan; provided, however, that as to any Registrable Notes, such securities shall cease to constitute "Registrable Notes" for purposes of this Agreement if and when (i) a registration statement with respect to the sale of such securities shall have been declared effective by the Commission and such securities shall have been sold pursuant thereto in accordance with the intended plan and method of distribution therefor set forth in the final Prospectus forming part of such registration statement or (ii) such securities are no longer outstanding or
(iii) such securities are distributed in accordance with the provisions of Rule 144 (or any similar provision then in force) under the Securities Act or (iv) such securities have been transferred to the public free from any restrictions imposed by Rule 144 under the Securities Act and without the requirement of the filing of a registration statement covering such securities.

      "Registrable Securities" means any of the Registrable Common Stock and/or the Registrable Notes.

      "Registration Statement" means any Pioneer registration statement that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.

      "Requesting Holder" has the meaning assigned to such term in Section 2.1.

      "Required Filing Date" has the meaning assigned to such term in Section
2.1.

      "Required Period" has the meaning assigned to such term in Section 6.1(b).

      "Road Show" has the meaning assigned to such term in Section 6.1(n).

      "Securities Act" means the United States Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the Commission thereunder.

      "Shelf Registration Statements" means shelf registration statements filed by Pioneer, PA and PCICC pursuant to Rule 415 of the Securities Act and pursuant to the Plan relating to the Registrable Securities of Holders that have provided Pioneer a Notice and Questionnaire as required by Section 4.1 hereof.

      "Suspension Notice" has the meaning assigned to such term in Section 5.2.

      "Suspension Period" has the meaning assigned to such term in Section 5.2.

      "Tranche A Guarantees" has the meaning assigned to such term in the recitals to this Agreement.

      "Tranche B Guarantees" has the meaning assigned to such term in the recitals to this Agreement.

                         ARTICLE 2. DEMAND REGISTRATION

      SECTION 2.1 Request for Registration. Beginning on the expiration of the Required Period, any Holder or Holders (each a "Requesting Holder") may deliver to Pioneer a written request (a "Demand Request") that the Companies effect the registration under the Securities Act of that number and/or aggregate principal amount, as the case may be, of Registrable Securities requested and owned, beneficially or of record, by the Requesting Holder(s) (a "Demand Registration"); provided, however, the Registrable Securities to be included in such Demand Registration comprise (i) 5% or more of the outstanding Common Stock on such date in the case of Registrable Common Stock and (ii) $20 million in aggregate principal amount in the case of Registrable Notes; provided, further, that the Companies will in no event be required to effect more than (i) two Demand Registrations for the Holders in total in any 12-month period nor (ii) an aggregate of seven Demand Registrations for the Holders in total. Upon receipt of a Demand Request, and subject to the provisions of this Article 2, the Companies will cause to be included in a registration statement on an appropriate form under the Securities Act, filed with the Commission within 60 days after receiving a Demand Request (the "Required Filing Date"), such Registrable Securities as may be requested by such Requesting Holder(s) in their respective Demand Request(s) together with any other Registrable Securities as requested by Joining Holders joining in such Demand Request pursuant to Section
2.2. The Companies shall use their best efforts to cause any such registration statement to be declared effective by the Commission as promptly as practicable after such filing but in any event not later than 90 days following the date of the Demand Request. Unless the Requesting Holders otherwise elect, all Demand Registrations will be underwritten offerings.

      SECTION 2.2 Notice of Demand Registrations. If at any time any of the Companies proposes to register Registrable Securities for the account of any Requesting Holder pursuant to Section 2.1, Pioneer shall give written notice of such proposed filing to all of the Holders that have identified themselves as such to Pioneer as soon as practicable (but in no event later than the 10th Business Day after receipt by Pioneer of such Demand Request). Upon the written request of any non-Requesting Holder received by Pioneer no later than the 10th Business Day after receipt by such Holder of the notice sent by Pioneer (each such Holder a "Joining Holder"), to register, on the

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same terms and conditions as the securities otherwise being sold pursuant to such Demand Registration, any of its applicable Registrable Securities, subject to Section 2.4 hereof, the Companies will cause such Registrable Securities to be included in the securities to be covered by the registration statement proposed to be filed by the respective Company in respect of such Demand Registration on the same terms and conditions as any similar securities included therein, all to the extent required to permit the sale or other disposition by each Holder of the Registrable Securities so registered.

      SECTION 2.3 Effective Registration. A registration of any Registrable Securities will not count as a Demand Registration until the registration statement relating to it has become effective pursuant to the Securities Act (except with respect to any Requesting Holder that withdraws, at its sole option, all of its Registrable Securities for such registration and the Companies have performed their obligations hereunder in all material respects, in which case such demand will count as a Demand Registration on behalf of that Requesting Holder unless the Requesting Holder pays all reasonable expenses actually incurred by the Companies in connection with such withdrawn registration); provided, however, that if, after it has become effective, an offering of Registrable Securities pursuant to a registration statement is terminated by any stop order, injunction, or other order of the Commission or other governmental agency or court, such registration pursuant thereto will be deemed not to have been effected and will not count as a Demand Registration; provided, further, that if the conditions to closing specified in any underwriting agreement or any other agreement entered into in connection with such registration are not satisfied, other than by reason of some act or omission by such Holder, such registration pursuant thereto will be deemed not to have been in effect and will not count as a Demand Registration.

      SECTION 2.4 Priority on Demand Registrations. Notwithstanding any term of this Article 2 to the contrary, but only to the extent the Demand Registration only contemplates underwritten offerings, no securities to be sold for the account of any person or entity (including any of the Companies) other than Requesting Holders or Joining Holders shall be included in a Demand Registration unless the lead underwriter or underwriters shall advise the Requesting Holders in writing that the inclusion of such securities will not materially and adversely affect the price per security to be offered in, or success of, the offering (a "Material Adverse Effect"). Furthermore, in the event that the lead underwriter or underwriters of such an underwritten offering shall advise the Requesting Holders in writing that even after exclusion of all securities of the other persons or entities pursuant to the immediately preceding sentence, the amount of Registrable Securities proposed to be included in such Demand Registration by Requesting Holders and Joining Holders is sufficiently large to cause a Material Adverse Effect, the number of shares of Registrable Common Stock or the aggregate principal amount of Registrable Notes, as the case may be, to be included in such Demand Registration shall be allocated among all Holders pro rata based on the ratio the number of shares of Registrable Common Stock or aggregate principal amount of Registrable Notes, as the case may be, each such Holder requests to be included bears to the total number of shares of Registrable Common Stock or aggregate principal amount of Registrable Notes, as the case may be, of all Holders that have been requested to be included in such registration; provided, however, that if, as a result of such pro-ration, any Holder shall not be entitled to include in a registration all Registrable Securities of the class that such Holder has requested to be included, such Holder may elect to withdraw its request to include such Registrable Securities in such registration or may reduce the number or principal amount, as the case may be, requested to be included; provided, further, that (x) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (y) such withdrawal or reduction shall be irrevocable.

                       ARTICLE 3. PIGGYBACK REGISTRATIONS

      SECTION 3.1 Holder Piggyback Registration. If at any time after the expiration of the Required Period a Company proposes to file a registration statement under the Securities Act with respect to an offering of any securities for such Company's own account (except pursuant to registrations on Form S-4 or any successor form or on Form S-8 or any successor form relating solely to securities issued pursuant to any benefit plan), such Company shall give written notice of such proposed filing to the Holders that have identified themselves as such to Pioneer as soon as practicable (but in no event less than 30 days before the anticipated filing date). Such notice shall specify the number or aggregate principal amount, as the case may be, of securities proposed to be registered thereby, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution of such securities and the proposed lead underwriters or underwriters (if any). Upon the written request of any Holder, received by the Company no later than the 10th Business Day after receipt by such Holder of the notice sent by such Company, to register, on the same terms and conditions as the securities otherwise being sold pursuant to such registration, any of its Registrable Securities (which request shall state the intended method of disposition thereof if the securities otherwise being sold are being sold by more than one method of disposition), the Companies will use their best efforts to cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by such Company on the same terms and conditions as any similar securities included therein, all to the extent required to permit the sale or other disposition by such Holder of such Registrable Securities so registered; provided, however, that, notwithstanding the foregoing, the Companies may at any time in their reasonable discretion, or at the request of Holders holding a majority of the Registrable Securities included in a Demand Registration without the consent of any other Holder, delay or abandon the proposed offering in which any Holder had requested to participate or cease the filing (or obtaining or maintaining the effectiveness) of or withdraw the related registration statement or other governmental approvals, registrations or qualifications. A registration of Registrable Securities pursuant to this
Section 3.1 shall not be a Demand Registration.

      SECTION 3.2 Priority on Piggyback Registrations. If the Registrable Securities requested to be included in a registration statement by any Holder pursuant to Section 3.1 differ from the type of securities proposed to be registered by a Company and, if the related offering is to be an underwritten one, the lead underwriter or underwriters advise such Company that due to such differences the inclusion of such Registrable Securities would cause a Material Adverse Effect, then (i) the number or dollar or principal amount, as applicable, of such Holder's or Holders' Registrable Securities to be included in the registration statement shall be reduced to an amount which, in the judgment of the lead underwriter or underwriters, would eliminate such Material Adverse Effect or (ii) if no such reduction would, in the judgment of the lead underwriter or underwriters, eliminate such Material Adverse Effect, then the Companies shall have the right to exclude all such Registrable Securities from such registration statement provided no other securities of such type are included and offered for the account of any other person or entity (including the Companies) in such registration statement. Any partial reduction in the number or aggregate principal amount, as the case may be, of Registrable Securities to be included in the registration statement pursuant to clause (i) of the immediately preceding sentence shall be effected pro rata based on the ratio which such Holder's Registrable Securities bears to the total number or aggregate principal amount, as the case may be, of Registrable Securities requested to be included in such registration statement by all Holders who have requested that their securities be included in such registration statement. If the Registrable Securities requested to be included in the registration statement pursuant to Section 3.1 are of the same type as the securities being registered by a Company and the lead underwriter or underwriters advise such Company that the inclusion of such Registrable Securities would cause a Material Adverse Effect, such Company will be obligated to include in such registration statement, as to each Holder, only a portion of the Registrable Securities such Holder has requested be registered equal to the ratio which such Holder's requested securities bears to the total number of shares or aggregate principal amount, as the case may be, of Registrable Securities requested to be included in such registration statement by all Holders who have requested that their securities be included in such registration statement.

                          ARTICLE 4. SHELF REGISTRATION

      SECTION 4.1 Filing of Shelf Registration. Each Company shall, at its cost, file with the Commission on or before March 31, 2002, and thereafter shall use its best efforts to cause to be declared effective no later than May 31, 2002 (the "Shelf Registration Statements") on an appropriate form under the Securities Act relating to the offer and sale of the Registrable Securities by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statements and Rule 415 under the Securities Act; provided, however, that no Holder will be named in the Prospectuses included in such Shelf Registration Statements unless such Holder has provided Pioneer a Notice and Questionnaire prior to the date of the filing of the applicable Shelf Registration Statement with the Commission. The Companies' best efforts shall include, but will not be limited to, promptly responding to all comments received from the staff of the Commission. If the Commission notifies the Companies that the Shelf Registration Statements will receive no action or review from the Commission, the Companies will request that the Shelf Registration Statements become effective within five business days after receipt of such Commission notification. Once the Shelf Registration Statements are declared effective by the Commission, the Companies will (i) cause the Shelf Registration Statements to remain effective, and supplemented and amended as required by Section 6.1(b) hereof, throughout the Required Period and (ii) file post-effective amendments on Form S-3 to each Shelf Registration Statement, as soon as the applicable Company is eligible to use Form S-3 for secondary offerings.



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
      SECTION 4.2       Shelf Registration Procedures.

           (a) During the Required Period, any Holder shall be entitled to sell all or any part of the Registrable Securities registered on behalf of such Holder pursuant to the Shelf Registration Statements ("Holder Shelf Offering"); provided, however, that with respect to any Permitted Assignee that becomes a Holder pursuant to Section 11.2, such Holder shall deliver a Notice and Questionnaire to the applicable Company at least 10 Business Days prior to any intended distribution of Registrable Securities under a Shelf Registration Statement. The applicable Company shall (i) as promptly as is practicable after the date a Notice and Questionnaire is received by such Company, but in any event within 10 Business Days after such date, if required by applicable law, file with the Commission a post-effective amendment to the applicable Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in such Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if a Company shall file a post-effective amendment to a Shelf Registration Statement, use best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable and
(ii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to this
Article 4; provided, however, that if such Notice and Questionnaire is delivered during a Suspension Period, the applicable Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i) and (ii) above upon expiration of the Suspension Period as though such Holder's Notice and Questionnaire had been delivered on the expiration date of such Suspension Period.

           (b) Any Holder may, by written notice to Pioneer, request that the Companies take any reasonable steps necessary to assist and cooperate with such Holder to facilitate a Holder Shelf Offering, subject to the provisions hereof. Such request will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof.

                  ARTICLE 5. STANDSTILL AND SUSPENSION PERIODS

      SECTION 5.1 Company Standstill Period. Except for the initial distribution of Registrable Securities pursuant to the Plan, without the prior written consent of the lead underwriter or underwriters in a Holder Shelf Offering during the Required Period or in a Demand Registration, the Companies agree not to effect any public sale or distribution of any securities the same as or similar to the Registrable Securities, or any securities convertible into or exchangeable or exercisable for any of the Companies' securities the same as or similar to the Registrable Securities (except pursuant to registrations on Form S-4 or any successor form or on Form S-8 or any successor form relating solely to securities offered pursuant to any benefit plan), during the 14-day period prior to and through the period (i) beginning on the commencement of the public distribution of Registrable Securities in an underwritten Holder Shelf Offering or a registration statement to be filed to effect a Demand Registration by or on behalf of any Holder to the extent timely notified in writing by the selling Holders or the lead underwriter or underwriters managing such distribution and (ii) ending on the first to occur of (A) the 120th day after such commencement and (B) the end of such distribution (the "Companies Standstill Period") including that portion of such period following an underwritten distribution commenced during the Companies Standstill Period that does not coincide with the Companies Standstill Period.

      SECTION 5.2 Suspension Period The Companies may, by notice in writing to each Holder, suspend the Demand Registration rights of the Holder and/or require the Holders to suspend use of any resale Prospectus included in a Shelf Registration Statement for any period determined in good faith by the Companies if there shall occur and be continuing a Material Disclosure Event (such period, a "Suspension Period"). Notwithstanding the foregoing, no Suspension Period shall exceed 30 days in any one instance or be invoked by the Company more than twice in any 12-month period; provided, however, that each day during any Suspension Period shall only be counted once in determining the aggregate number of days in such Suspension Period notwithstanding the occurrence of multiple concurrent deferrals. Each Holder agrees that, upon receipt of notice from any Company of the occurrence of a Material Disclosure Event (a "Suspension Notice"), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statements or any public sale or distribution pursuant to Rule 144 of the Securities Act until the earlier of (i) the expiration of the Suspension Period and (ii) such

Holder's receipt of a notice from such Company to the effect that such suspension has terminated. Any Suspension Notice shall be accompanied by a certificate of the President, the Chief Financial Officer or General Counsel of the applicable Company confirming the existence of the Material Disclosure Event. If so directed by a Company, such Holder will deliver to such Company (at such Company's expense) all copies, other than permanent file copies, then in such Holder's possession, of the most recent Prospectus covering such Registrable Securities at the time of receipt of such Suspension Notice. In the event of a Suspension Notice, during the Suspension Period the Companies shall use reasonable efforts, and promptly after such time as the related Material Disclosure Event no longer exists the Companies shall take any and all actions necessary or desirable, to give effect to any Holders' rights under this Agreement that may be, or have been, affected by such notice, including the Holders' Demand Registration rights and rights with respect to any Shelf Registration Statement.

      SECTION 5.3 Holder Standstill Period. Without the prior written consent of the Companies or the lead underwriter or underwriters prior to the closing, or the prior written consent of the lead underwriter or underwriters of the offering thereafter, no Holder shall effect any disposition of Registrable Securities under the Shelf Registration Statements or any public sale or distribution pursuant to Rule 144 (except in accordance with Section 3.1) during the 14-day period prior to, and through the period (i) beginning on the commencement of the public distribution of securities of any Company the same as or similar to the Registrable Securities, or any securities convertible into or exchangeable or exercisable for any Company securities the same as or similar to the Registrable Securities in an underwritten offering by or on behalf of any Company or any other Holder to the extent timely notified in writing (prior to such Holder giving any Demand Request) by the Companies, the Selling Holders or the lead underwriter or underwriters managing such distribution and (ii) ending on the first to occur of (A) the 60th day after such commencement and (B) the end of such distribution.

                       ARTICLE 6. REGISTRATION PROCEDURES

      SECTION 6.1 Company Obligations. Whenever any of the Companies is required pursuant to this Agreement to register Registrable Securities, it will:

           (a) cause the related registration statements to include a Prospectus intended to permit each Holder to resell, at such Holder's election, all or part of the Registrable Securities held by such Holder without restriction;

           (b) promptly and timely prepare and file with the Commission such amendments and post-effective amendments to any such registration statements as may be necessary to keep each such registration statement continuously effective (subject to any Suspension Periods) (i) with respect to the Shelf Registration Statements, for a period (the "Required Period") ending on the date which is three years after the date on which such Shelf Registration Statement becomes effective with respect to the offer and sale of Registrable Securities plus the aggregate number of days in all applicable Suspension Periods and (ii) with respect to all other registration statements, for a period equal to the lesser of such period necessary for completion of the contemplated distribution and 180 days;

           (c) promptly and timely cause the Prospectuses to be supplemented by any required Prospectus supplement;

           (d) provide the Holders with a reasonable opportunity to review and comment on any registration statement (including the prospectus contained therein or any amendment or supplement thereto) to be filed pursuant to this Agreement prior to the filing thereof with the Commission, and shall make all changes thereto (including to any documents incorporated in the registration statement by reference or proposed to be filed after the initial filing of the registration statement) as any Holder may request in writing to the extent such changes are required by the Securities Act;

           (e) cause (i) any such registration statement and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement, (x) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(ii) the related Prospectus, (x) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

           (f) furnish to the Holders such number of conformed copies of such registration statement and of each such amendment thereto (in each case including all exhibits thereto), such number of copies of the Prospectus included in such registration statement (including each preliminary and final Prospectus and each supplement thereto), and such number of the documents, if any, incorporated by reference in such registration statement or Prospectus, as each Holder reasonably may request;

           (g) use its best efforts (i) to register or qualify the Registrable Securities covered by such registration statement under such securities or "blue sky" laws of the states of the United States as each Holder reasonably shall request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to do any and all other acts and things that may be necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of the Registrable Securities covered by such registration statement, except that no Company shall for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction in which it is not obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction and (ii) to obtain all other approvals, consents, exemptions or authorization from securities regulatory authorities or government agencies as may be necessary to enable such Holders to consummate the disposition of the Registrable Securities;

           (h) immediately notify the Holders, at any time when a Prospectus or Prospectus supplement relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the occurrence of any event as a result of which, the Prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, which untrue statement or omission requires amendment of the registration statement or supplementing of the Prospectus, and, at the request of the Holders, prepare and furnish to the Holders a reasonable number of copies of a supplement to such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that with respect to Registrable Securities registered pursuant to such registration statement, each Holder agrees that it will not sell any Registrable Securities pursuant to such registration statement during the time after the furnishing of a Company's notice that such Company is preparing and filing with the Commission a supplement to or an amendment of such Prospectus or registration statement; provided, further, that such Company shall use its best efforts to prepare and make effective such supplemental amendment;

           (i) comply in all material respects with all applicable rules and regulations of the Commission, and make available to holders of its securities, as soon as reasonably practicable, but in any event not later than 18 months after (i) the effective date (as defined in Rule 158(c) under the Securities Act) of such registration statement, (ii) the effective date of each post-effective amendment to such registration statement and (iii) the date of such filing by a Company with the Commission of an annual report or Form 10-K, whether or not such Form 10-K is required to be incorporated by reference in such registration statement, an earnings statement of such Company and its subsidiaries which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including at the option of such Company, Rule 158);

           (j) provide and cause to be maintained a transfer agent and registrar for the Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; it being hereby agreed that the Holders shall furnish to such Company such information regarding the Holders and the plan and method of distribution of Registrable Securities intended by the Holders as such Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith;

           (k) provide CUSIP numbers for each of the Common Stock, New Tranche A Indenture Notes and the New Tranche B Notes;

           (l) notify the Holders and the lead underwriter or underwriters, if any, promptly, and (if requested by any such person) confirm such notice in writing, (i) when a Prospectus, Prospectus supplement or post-effective amendment related to such registration statement has been filed, and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such registration statement or related Prospectus, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose and (iv) of the receipt by such Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

           (m) use reasonable commercial efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

           (n) enter into customary agreements (including underwriting agreements in customary form, which shall include "lock-up" obligations as may be requested by the lead underwriter or underwriters, not to exceed 180 days in duration, but excluding shares that may be issued pursuant to benefit plans or in connection with mergers or acquisitions) and take such other actions (including using its reasonable efforts to make road show presentations (it being agreed that such presentations by officers of the Companies in excess of an aggregate of fourteen days in duration during any 12-month period for all Demand Registrations and the Shelf Registration Statements under this Agreement shall be unreasonable) and otherwise engaging in such reasonable marketing support in connection with any underwritten offering (a "Road Show")) as are reasonably requested by any selling Holder in order to expedite or facilitate the sale or disposition of any Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the Registrable Securities are to be sold in an underwritten offering, make such representations and warranties to the holders of such Registrable Securities and the underwriter or underwriters, if any, in form and substance and scope as are customarily made in connection with such offerings of equity or debt securities.

           (o) make available for inspection by each Holder, any underwriter participating in any disposition pursuant to such registration, and any attorney, accountant or other agent retained by such Holder or any such underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Companies (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of, and independent accountants and counsel to, the Companies to supply all information reasonably requested by any such Inspector in connection with such registration, provided, however, that (i) in connection with any such inspection, any such Inspectors shall cooperate to the extent reasonably practicable to minimize any disruption to the operation by the Companies of their businesses, (ii) Records and information obtained hereunder shall be used by such Inspectors only to exercise their due diligence responsibility and (iii) Records or information furnished or made available hereunder shall be kept confidential and shall not be disclosed by such Holder, underwriter or Inspectors unless (A) the disclosure of such Records or information is necessary so that (1) any Prospectus would not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (2) any Registration Statement would not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the release of such Records or information is ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction or a third party or (C) such Records or information otherwise become available to the public other than through disclosure by such Holder, underwriter or Inspector in breach hereof or by any person in breach of any other confidentiality arrangement;

           (p) furnish to each Holder and to each underwriter, if any, a signed counterpart, addressed to such Holder or such underwriter, if any, of
(i) an opinion or opinions of counsel to such Company dated the effective date of such registration statement (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the appointed representative of or counsel to the Holders of at least 50% in number and/or principal amount, as the case may be, of the Registrable Securities being registered) covering the matters customarily covered in opinions requested in such offerings of equity or debt securities and such other matters as may be reasonably requested by such representative or counsel and (ii) a "comfort" letter or "comfort" letters from such Company's independent public accountants who have certified such Company's financial statements included in such registration statement, in customary form and covering such matters of the type customarily covered by "comfort" letters in relation to such offerings and as such Holder or the lead underwriter or underwriters reasonably request;

           (q) file all such information, documents and other reports required to be filed by Section 13 or 15(d) of the Exchange Act and applicable to a U.S. company subject to such sections, within such time limits and periods provided therefore notwithstanding that the Company may not be required to remain subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

           (r) keep a single representative of the sellers of each class of Registrable Securities (appointed by the Holders of a majority of the respective classes of Registrable Securities in the registration) advised as to the initiation and progress of any registration hereunder;

           (s) in connection with any registration hereunder, provide officers' certificates and other customary closing documents in form and scope customary for such offerings;

           (t) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and underwriters' counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.;

           (u) with respect to an underwritten offering of Registrable Common Stock, use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by any of the Companies are then listed and, if no such securities are so listed, use its best efforts to cause such Registrable Securities to be listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq, as directed by the Holders thereof, and, if listed on Nasdaq, use its best efforts to (A) secure designation of all such Registrable Securities as a Nasdaq "national market system security" within the meaning of Rule 11Aa2-1 under the Exchange Act and (B) cause such Registrable Securities to be listed on the Nasdaq National Market or, failing that, to secure Nasdaq authorization for such Registrable Securities;

           (v) in the event that any broker-dealer registered under the Exchange Act shall be an "affiliate" (as defined in Section 2720(b) of the NASD Rules) of such Company or has a "conflict of interest" (as determined by Section 2720(b)(7) of the NASD Rules) and such broker-dealer shall underwrite, participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the NASD Rules) of any Registrable Securities, whether as a holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Companies will assist such broker-dealer in complying with the requirements of the NASD Rules, including, without limitation, by (A) engaging a "qualified independent underwriter" (as defined in Section 2720(b)(15) of the NASD Rules) to participate in the preparation of the registration statement relating to such Registrable Securities, to exercise usual standards of due diligence in respect thereto and to recommend the public offering price of such Registrable Securities, (B) indemnifying such qualified independent underwriter, to the extent of the indemnification of underwriters provided in Section 7 hereof, and (C) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules of Fair Practice of the NASD; and

           (w) use its best efforts to take all other action necessary to effect the registration of the Registrable Securities contemplated hereby.

      SECTION 6.2       Holder Obligations. Each Holder agrees that:

           (a) information obtained by it or by its Inspectors shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Companies or their Affiliates unless and until such information is made generally available to the public; and

           (b) it will use all reasonable efforts, prior to making any disclosure allowed by Section 6.1(m)(iii)(A) or (B), to inform the Companies that such disclosure is necessary to avoid or correct a misstatement or omission in the registration statement or ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction or otherwise required by law. Such Holder further agrees that it will, upon learning that disclosure of such Records or information is sought by a court or governmental authority or otherwise required by law, give notice to the Companies and allow the Companies, at the expense of the Companies, to undertake appropriate action to prevent disclosure of the Records or information deemed confidential.

                           ARTICLE 7. INDEMNIFICATION

      SECTION 7.1 Indemnification by the Companies. (a) The Companies shall indemnify and hold harmless (i) each Holder and its Affiliates, with respect to any registration statement filed pursuant to this Agreement, (ii) any underwriter or selling agent selected by the Holders or other securities professional, if any, which facilitates the disposition of the Registrable Securities with respect to such Registrable Securities and (iii) each person who controls the Holder or Affiliate thereof or such underwriter, selling agent or securities professional, including their respective directors and officers of each Holder, and any underwriter or selling agent, within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses (each a "Loss" and collectively "Losses"), joint or several, to which the Holder or any such persons may become subject under the Securities Act or otherwise, to the extent that such Losses (or related actions or proceedings) arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in a registration statement, or any amendments or supplements thereto, in which such Registrable Securities are to be or were included for registration under the Securities Act, or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements in such Registration Statement, amendment or supplement, not misleading, (B) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus if used prior to the effective date of the registration statement (unless such statement is corrected in the final Prospectus and Pioneer shall have furnished a sufficient number of copies thereof to the Holder in a manner and at a time sufficient to permit delivery of the same to prospective purchasers concurrently with or prior to the sale of the related Registrable Securities), any final Prospectus (as supplemented, if the applicable Company shall have filed with the Commission any supplement thereto) if used during the period in which the Company is required to keep the registration statement to which such Prospectus relates current and otherwise in compliance with Section 10(a) of the Securities Act, or any omission or alleged omission to state a material fact required to be stated or necessary to the make statements in such preliminary Prospectus or final Prospectus, in the light of the circumstances under which such statements were made, not misleading, or (C) any material violation or alleged material violation of the Securities Act, the Exchange Act, the rules and regulations as promulgated of the Securities Act and the Exchange Act, and state securities laws; provided, however, that the Companies shall have no obligation to provide any indemnification hereunder to the extent any such Losses (or actions or proceedings in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary Prospectus or final Prospectus, as the case may be, in reliance upon and in conformity with written information furnished to any Company by a Holder seeking such indemnification or on such Holder's behalf specifically for inclusion in such registration statement. The indemnity provided in this Section 7.1 shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder or any such other persons and shall survive the transfer of the Registrable Securities by the Holder or any such other persons.

           (b) The Companies shall indemnify and hold harmless each Holder against any losses or damages incurred by such Holder to the extent such loses or damages arise out of or are based upon the failure of a Shelf Registration Statement to be declared effective on or before June 30, 2002 to the extent such failure is the result of a breach of the Companies' covenant contained in Section 4.1 hereof to use their respective best efforts to cause the Shelf Registration Statements to be declared effective.

      SECTION 7.2 Indemnification by the Holders. Each Holder shall severally, and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 7.1 hereof) the Companies, each director and officer of the Companies and each other person, if any, who controls the respective Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to any untrue statement in or omission from any registration statement filed by a Company pursuant to this Agreement, any preliminary Prospectus or any final Prospectus included in such registration statement, or any amendment or supplement to such registration statement or Prospectus, as the case may be, of a material fact if such statement or omission was made in reliance upon and in conformity with written information furnished to any Company or any of their representatives by such Holder or such other persons, if any, who control the Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or on the Holder's behalf, specifically for inclusion in such registration statement, preliminary Prospectus or final Prospectus, as the case may be; provided, such Holder's aggregate liability under this Agreement (including
Section 7.4) shall be limited to an amount equal to the net proceeds (after deducting the underwriters' discount but before deducting expenses in connection with the applicable offering) received by the Holder from the sale of the securities effected pursuant to such registration.

      SECTION 7.3 Notice of Claims, Etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding (an "Action") involving a claim referred to in Sections 7.1 and 7.2 hereof, such indemnified party shall, if indemnification is sought against an indemnifying party, give written notice to the indemnifying party of the commencement of such Action; provided, however, that the failure of any indemnified party to give said notice shall not relieve the indemnifying party of its obligations under Sections 7.1 or 7.2 hereof, as the case may be, except to the extent that the indemnifying party is actually and materially prejudiced by such failure. In case an Action is brought against any indemnified party, and such indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). Notwithstanding the foregoing, the indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party, (ii) the indemnifying party shall not have employed counsel (reasonably satisfactory to the indemnified party) to take charge of the defense of such Action, within a reasonable time after notice of the commencement thereof or (iii) such indemnified party reasonably shall have concluded that there may be defenses available to it which are different from or additional to those available to the indemnifying party which, if the indemnifying party and the indemnified party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such indemnified party. If any of the events specified in clauses (i), (ii) or (iii) of the preceding sentence shall have occurred or otherwise shall be applicable, then the fees and expenses of one counsel (or firm of counsel) for the indemnified party shall be borne by the indemnifying party. Anything in this Section 7.3 to the contrary notwithstanding, an indemnifying party shall not be liable for the settlement of any action effected without its prior written consent (which consent in the case of an action exclusively seeking monetary relief shall not unreasonably be withheld or delayed), but if settled with the prior written consent of the indemnifying party, or if there be a final judgment adverse to the indemnified party, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as a term thereof the unconditional release of the indemnified party from all liability in respect of such claim or litigation or which, notwithstanding such unconditional release, constitutes an admission of fault or liability by such indemnified party.

      SECTION 7.4 Contribution. If the indemnification provided for in this Article 7 is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such Losses which amount shall include, without limitation, the legal fees and other expenses incurred by such indemnified party in connection with the investigation and defense in such proportion as appropriate to reflect the relative fault of the Companies, on the one hand, and the Indemnified Holders to be indemnified pursuant to this Article 7, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or mitigate the damage in respect of or prevent any untrue statement or omission giving rise to such indemnification obligation. Each of the Companies and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

      SECTION 7.5 Indemnification Payments. Periodic payments of amounts required to be paid pursuant to this Article 7 shall be made during the course of the investigation or defense, as and when reasonably itemized bills therefor are delivered to the indemnifying party in respect of any particular Loss as incurred.

      SECTION 7.6 Remedies. The remedies provided in this Article 7 are not exclusive and should not limit any right or remedies that may otherwise be available to an indemnified party at law or in equity.

                               ARTICLE 8. EXPENSES

      The Companies agree to bear and to pay or cause to be paid promptly upon request being made therefor all expenses incident to the Companies' performance of or compliance with this Agreement, including, without limitation, (a) all Commission and any NASD registration and filing fees and expenses, (b) all fees and expenses in connection with the registration or qualification of the Registrable Securities for offering and sale under the state securities and "Blue Sky" laws and determination of their eligibility for investment under the laws of such United States jurisdictions as the Holders or underwriters, if any, of such Registrable Securities may designate, including reasonable fees and disbursements, if any, of counsel for the selling holders or underwriters in connection with such registrations or qualifications and determination, (c) all expenses relating to the preparation, printing, distribution and reproduction of the registration statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the expenses of preparing the Registrable Securities for delivery and the expenses of printing or producing any underwriting agreement(s), agreement(s) among underwriters and "Blue Sky" or legal investment memoranda, any selling agreements and all other documents in connection with the offering, sale or delivery of Registrable Securities to be disposed of (including certificates representing the Registrable Securities),
(d) the Companies' messenger, telephone and delivery expenses, (e) fees and expenses of any trustee under any indenture, any transfer agent and registrar with respect to the Registrable Securities and any escrow agent, custodian, administrative agent or security agent, (f) internal expenses (including, without limitation, all salaries and expenses of the Companies' officers and employees performing legal or accounting duties), (g) fees, disbursements and expenses of counsel and independent certified public accountants of the Companies (including the expenses of any opinions or "comfort" letters required by or incident to such performance and compliance), (h) fees, disbursements and expenses of any "qualified independent underwriter" required by the NASD Rules in connection with any underwriting arrangements, (i) fees, disbursements and expenses of one counsel for the Holders of Registrable Securities retained in connection with such registration, as selected by the Holders of at least 50% in aggregate principal amount or number, as the case may be, of the outstanding Registrable Securities being registered, (j) fees, expenses and disbursements of any other persons, including special experts, retained by the Companies in connection with such registration, (k) all fees and expenses incurred in connection with the qualification of the shares of Registrable Common Stock for quotation on The Nasdaq National Market, or the listing of such shares on any securities exchange, and (l) all expenses in connection with its performance of its obligations under Section 6.1 (collectively, the "Registration Expenses"). To the extent that any Registration Expenses are incurred, assumed or paid by any Holder of Registrable Securities or any underwriter thereof, the Companies shall reimburse such person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a request therefor. Notwithstanding the foregoing, the Holders of the Registrable Securities being registered shall pay all agency fees and commissions and underwriting discounts and commissions attributable to the sale of such Registrable Securities and the fees and disbursements of any counsel or other advisors or experts retained by such holders (severally or jointly), other than the counsel and experts specifically referred to above.

                     ARTICLE 9. CURRENT PUBLIC INFORMATION

      The Companies shall timely file all reports required to be filed by it under the Securities Act and the Exchange Act and shall at all times comply with the requirements of Rule 144(c) under the Securities Act, as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the Commission), regarding the availability of current public information to the extent required to enable any Holder to sell Registrable Securities without registration under the Securities Act pursuant to the resale provisions of Rule 144 of the Securities Act (or any similar rule or regulation), and pursuant to Form S-3 or any similar short form registration statement. Upon the request of any Holder, the Companies will deliver to such Holder a written statement as to whether it has complied with such requirements and, upon such Holder's compliance with the applicable provisions of Rule 144 of the Securities Act, will take such action as may be required (including, without limitation, causing legal counsel to issue an appropriate opinion) to cause its transfer agent to effectuate any transfer of Registrable Securities properly requested by such Holder, in accordance with the terms and conditions of Rule 144 of the Securities Act.

                      ARTICLE 10. SELECTION OF UNDERWRITERS

            With respect to any offering of Registrable Securities pursuant to a Demand Registration in the form of an underwritten offering, the Companies shall select an investment banking firm of national standing to be lead underwriter for the offering, which shall be reasonably acceptable to the Requesting Holders of a majority by number and/or principal amount, as the case may be, of the Registrable Securities participating in such registration, and such Holders may, if they so elect, select an investment banking firm of national standing to be co-lead underwriter, which shall be reasonably acceptable to the Companies. Any additional co-lead underwriter shall be selected by the Companies.

                            ARTICLE 11. MISCELLANEOUS

      SECTION 11.1 Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed sufficiently given or made if in writing and signed by the party making the same, and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed, if to any Holder, at the address of such Holder as set forth on the signature pages hereto; and if to any Company, in care of Pioneer at

                   Pioneer Companies, Inc.
                   700 Louisiana, Suite 4300
                   Houston, Texas  77002
                   Attention: Kent Stephenson, Esq.
                              Vice President,
                              General Counsel and Secretary

                   Telecopy Number: (713) 223-9202

                   With a copy to:

                   Weil, Gotshal & Manges LLP
                   100 Crescent Court, Suite 1300
                   Dallas, Texas 75201-6950
                   Attention: Robert C. Feldman, Esq.
                   Telecopy Number: (214) 746-7777

                   and to:

                   Dewey Ballantine LLP
                   Avenue of the Americas
                   New York, New York 10019
                   Attention:  Michael Sage, Esq.
                               Dev Sen, Esq.
                   Telecopy Number: (212) 259-6353


or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or three Business Days after the same shall have been deposited in the United States mail (by registered or certified mail, return receipt requested, postage prepaid), whichever is earlier.

      SECTION 11.2 Successors and Assigns. The rights and benefits of Holders under this Agreement may not be assigned by any Holder (except that this Agreement may be assigned by any Holder to a Permitted Assignee, whereupon such Permitted Assignee shall be deemed to be an Holder for all purposes of this Agreement) without the prior written consent of the Companies. This Agreement shall be binding on all successors to the Companies and the Holders.

      SECTION 11.3 Amendments and Waivers. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Companies and the holders of at least a 66-2/3% of the number of shares of Common Stock that are Registrable Securities and the principal amount of the Notes that are Registrable Securities at the time outstanding; provided, however, that no amendments may be made to (i) the definition of "Holder" in respect of the ownership percentage required to be a Holder, (ii) the first sentence of Section 2.1 in respect of the percentage of Registrable Securities required to be included in a Demand Registration, (iii)
Section 7.1, or (iv) this Section 11.3, without the prior written consent of all Holders of Registrable Securities. Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment or waiver effected pursuant to this Section 11.3, whether or not any notice, writing or marking indicating such amendment or wavier appears on such Registrable Securities or is delivered to such Holder.

      SECTION 11.4 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      SECTION 11.5 Headings. The headings used in this Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

      SECTION 11.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED EXCLUSIVELY BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PROVISIONS THEREOF

RELATING TO CONFLICT OF LAWS.

      SECTION 11.7 Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

      SECTION 11.8 Entire Agreement. This Agreement embodies the entire agreement and understanding among the Companies and the Holders in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

      SECTION 11.9 Specific Performance. The parties hereto acknowledge and agree that the Holders would not have adequate remedies at law and would be irreparably harmed if any of the provisions of this Agreement were not performed by the Companies in accordance with the specific terms hereof or were otherwise breached, and that, in such case, it would be impossible to measure in money the damages to such Holders. It is accordingly agreed that the Holders shall be entitled to injunctive relief or the enforcement of other equitable remedies, without bond or other security, to compel performance and to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof, in addition to any other remedy to which they may be entitled, at law or in equity.

      SECTION 11.10 Further Assurances. Each of the Companies party hereto shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

      SECTION 11.11 Agreement and Declaration of Trust. Copies of the Agreement and Declaration of Trust of the Holders that are affiliates of Putnam Investments, LLC are on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed by the Trustees of the Holder as Trustees and not individually, and that the obligations of this instrument are not binding upon any of the Trustees, offices or shareholders of the Holder individually but are binding only upon the assets and property of the Holder.

      IN, WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed and delivered as of the date first above written.

                                       PIONEER COMPANIES, INC.


                                       By: /s/ Kent R. Stephenson
                                          --------------------------------------
                                           Name:  Kent R. Stephenson
                                           Title: Vice President, Secretary and
                                                  General Counsel


                                       PCI CHEMICALS CANADA COMPANY/SOCIETE PCI
                                       CHIMIE CANADA


                                       By: /s/ Kent R. Stephenson
                                          --------------------------------------
                                           Name:  Kent R. Stephenson
                                           Title: Vice President, Secretary and
                                                  General Counsel

                                       PIONEER AMERICAS LLC

                                       By: /s/ Kent R. Stephenson
                                          --------------------------------------
                                           Name:  Kent R. Stephenson
                                           Title: Vice President and
                                                  General Counsel